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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 31, 2006




                               THE BRINK'S COMPANY
             (Exact name of registrant as specified in its charter)


              Virginia                 1-9148                   54-1317776
              --------                 ------                   ----------
  (State or other jurisdiction  (Commission File Number)       (IRS Employer
         of incorporation)                                   Identification No.)

                               1801 Bayberry Court
                                 P. O. Box 18100
                             Richmond, VA 23226-8100
                            (Address and zip code of
                          principal executive offices)

       Registrant's telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 3.02.   Unregistered Sales of Equity Securities.

     In 1992, The Brink's Company (the "Company") established an irrevocable grantor trust (the "Trust") that provides a flexible structure to pre-fund a wide variety of compensation and benefit plans. Shares are issued by the Company to the Trust in exchange for a promissory note for the fair market value of the shares deposited. As shares are released from the Trust in connection with Company sponsored plans, the promissory note is effectively amortized.

     On August 31, 2006, 2,000,000 shares of the Company's Common Stock, $1.00 par value per share, were issued to the Trust to provide shares for future issuance under certain of the Company's compensation and benefit plans in exchange for a promissory note for the fair market value of the shares, $113,380,000.

     The shares  issued to the Trust are exempt  from  registration  pursuant to
Section 4(2) of the Securities Act of 1933 because the shares were privately placed.


Item 9.01.   Financial Statements and Exhibits.

(d)      Exhibits

         99 Promissory Note, dated as of August 31, 2006, issued by the Trust in favor of the Company.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE BRINK'S COMPANY
                              (Registrant)


Date: September 5, 2006       By:     /s/ Robert T. Ritter
                                      ------------------------------------------
                                      Robert T. Ritter
                                      Vice President and Chief Financial Officer



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                                  EXHIBIT INDEX


EXHIBIT                             DESCRIPTION
-------                             -----------

99 Promissory Note, dated as of August 31, 2006, issued by the Trust in favor of the Company.